SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2011

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2011, Convergys Corporation (“Convergys”) entered into a $300,000,000 Four-Year Competitive Advance and Revolving Credit Facility Agreement with a syndicate of financial institution lenders: JPMorgan Chase Bank, N.A., as Administrative Agent; Citibank, N.A., as Syndication Agent; and BNP Paribas, The Bank of Nova Scotia, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents (the “Credit Agreement”). There is no amount currently outstanding under the Credit Agreement. Convergys has two borrowing options available under the Credit Agreement: (i) a competitive advance option which will be provided on an uncommitted competitive advance basis through an auction mechanism and (ii) a revolving credit option which will be provided on a committed basis. Under each option, amounts borrowed and repaid may be re-borrowed subject to availability under the Credit Agreement. Borrowings under the Credit Agreement bear interest at one of the rates described in the Credit Agreement. The Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including financial covenants regarding the maintenance of a minimum interest coverage ratio and a consolidated total debt to consolidated EBITDA ratio. The Credit Agreement also contains customary representations and warranties. In the event of a default under the Credit Agreement, the lenders may terminate the commitments under the Credit Agreement and declare the amounts outstanding, and all accrued interest, immediately due and payable. The maturity date of the Credit Agreement is March 11, 2015 except that, upon the satisfaction of certain conditions contained in the Credit Agreement, Convergys may extend the maturity date by one year twice during the term of the Credit Agreement. Convergys will pay an annual facility fee regardless of utilization.

Subject to the agreement of some or all of the lenders to increase their applicable commitments by an aggregate amount equal to the requested increase in the credit facility, at the request of Convergys, the commitments under the Credit Agreement may be increased by an aggregate principal amount not to exceed $100,000,000 on one occasion during the term of the Credit Agreement.

All obligations of Convergys under the Credit Agreement are unconditionally guaranteed pursuant to a Guaranty and Contribution Agreement dated March 11, 2011 (“Guaranty Agreement”) by each of the following subsidiaries: Convergys Information Management Group Inc., Asset Ohio Fourth Street LLC, Convergys Cellular Systems Company, Convergys Customer Management International Inc., Convergys Customer Management Group Canada Holding Inc., Convergys Customer Management Group Inc., Convergys Government Solutions LLC, Encore Receivable Management Inc., Intervoice Inc., Brite Voice Systems, Inc., Convergys CMG Utah Inc. and Convergys Finance Corp.

The Credit Agreement replaces the $400,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 20, 2006 and as amended subsequently, among Convergys and a group of financial institutions (the “Previous Facility”). JPMorgan Chase Bank, N.A., Citibank, N.A., PNC Bank, National Association, U.S. Bank,

N.A., Fifth Third Bank, Wells Fargo Bank, N.A. and The Bank of Nova Scotia Bank, who are part of the present group of syndicate lenders, were also part of the group of lenders that had entered into the Previous Facility with Convergys that is being replaced by the present facility.

Convergys and its subsidiaries have other relationships, including cash management services and foreign exchange services, with some of the lenders to the Credit Agreement. In addition, Convergys refinanced its lease arrangement relating to an office complex it occupies in Orlando, Florida. The property is leased from Wachovia Development Corporation (the “Lessor”), an affiliate of Wells Fargo Bank, N.A. Certain funding for the refinancing was provided by the Lessor, BNP Paribas and The Bank of Nova Scotia. This arrangement is more fully described in Convergys’ Form 8-K, Current Report, dated June 30, 2010. Also, Convergys has a $125 million asset securitization facility with Wachovia Bank, National Association (a division of Wells Fargo Bank, N.A.) and The Bank of Nova Scotia. The arrangement is more fully described in note 7 to Convergys’ Consolidated Financial Statements included in Convergys’ Form 10-K for the year ended December 31, 2010.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and a copy of the Guaranty Agreement is filed as Exhibit 10.2 hereto. The foregoing summaries of the Credit Agreement and Guaranty Agreement are qualified in their entirety by reference to the full text of the Credit Agreement and Guaranty Agreement, which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 11, 2011, in connection with Convergys’ entry into the Credit Agreement discussed in Item 1.01, Convergys terminated the Previous Facility.

Under the Previous Facility, Convergys had two borrowing options available: (i) a competitive advance option which was provided on an uncommitted competitive advance basis through an auction mechanism, and (ii) a revolving credit option which was provided on a committed basis. Under each option, amounts borrowed and repaid could be re-borrowed subject to availability under the Previous Facility. Borrowings under the Previous Facility bore interest at one of the rates described therein. The Previous Facility contained affirmative, negative and financial covenants customary for such financings as well as customary representations and warranties. There were no balances outstanding under the Previous Facility at March 11, 2011.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01, above, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Four-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 11, 2011, between Convergys Corporation, certain financial institutions, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and BNP Paribas, The Bank of Nova Scotia, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

10.2	Guaranty and Contribution Agreement, dated as of March 11, 2011 between Convergys Corporation, the Guarantors and JPMorgan, Chase Bank, N.A., as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Julia A. Houston
Senior Vice President, General Counsel and Secretary

Date: March 16, 2011

Exhibit Index

Exhibit No.	Exhibit

10.1	Four-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 11, 2011, between Convergys Corporation, certain financial institutions, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and BNP Paribas, The Bank of Nova Scotia, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

10.2	Guaranty and Contribution Agreement, dated as of March 11, 2011 between Convergys Corporation, the Guarantors and JPMorgan, Chase Bank, N.A., as Administrative Agent for the lenders.